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                                                                    EXHIBIT 22.1




                          WATSON PHARMACEUTICALS, INC.
                           SUBSIDIARIES OF THE COMPANY



Name                                         Country Or State Of Incorporation
----------------------------------------     -----------------------------------
Watson Laboratories, Inc.                    Nevada
Watson Pharmaceuticals (Asia) Ltd.           British Virginia Islands
Corona Pharmaceuticals, Inc.                 Nevada
Circa Pharmaceuticals, Inc.                  New York
Oclassen Pharmaceuticals, Inc.               Delaware